                             DATED 12 FEBRUARY 1999











                              ARMOR HOLDINGS, INC.,





                                     - and -





                       CANADIAN IMPERIAL BANK OF COMMERCE







                    ----------------------------------------


                                  SECURITY DEED



                    ----------------------------------------










                                   CADWALADER


                                     London

                                TABLE OF CONTENTS

CLAUSE  HEADING                                                                          PAGE NUMBER
1.         DEFINITIONS AND INTERPRETATION...............................................       1
2.         COVENANT TO PAY..............................................................       3
3.         CHARGES......................................................................       3
4.         COVENANTS BY THE CHARGOR.....................................................       4
5.         DIVIDENDS AND VOTING RIGHTS..................................................       6
6.         FURTHER ASSURANCE............................................................       7
7.         REPRESENTATIONS AND WARRANTIES BY THE CHARGOR................................       7
8.         POWERS OF THE AGENT..........................................................       8
9.         APPOINTMENT OF RECEIVER......................................................       9
10.        POWER OF ATTORNEY............................................................      11
11.        PROTECTION OF PURCHASERS.....................................................      12
12.        SET-OFF......................................................................      12
13.        CURRENCY.....................................................................      13
14.        COSTS........................................................................      13
15.        APPLICATION..................................................................      14
16.        NOTICES......................................................................      14
17.        CONTINUING SECURITY, NEW ACCOUNTS AND NON-MERGER.............................      14
18.        RELEASE AND DISCHARGE OF SECURITY............................................      15
19.        ASSIGNMENT...................................................................      15
20.        MISCELLANEOUS................................................................      16
21.        PROVISIONS SEVERABLE.........................................................      16
22.        THE AGENT'S DISCRETION AND ENFORCEMENT COSTS.................................      16
23.        AMENDMENTS...................................................................      17
24.        LAW AND JURISDICTION.........................................................      17
SCHEDULE 1                                                                                    19
       Description of Shares............................................................      19

SCHEDULE 2                                                                                    20
       Form of Notice of Acceptance of Appointment as Process Agent.....................      20


THIS SECURITY DEED is made on the 12th day of February 1999.

BY:

(1) ARMOR HOLDINGS, INC., a Delaware corporation whose principal place of business is at 13386 International Parkway, Jacksonville, Florida 13386, USA (the "CHARGOR")

IN FAVOUR OF:

(2) CANADIAN IMPERIAL BANK OF COMMERCE of 425 Lexington Avenue, New York, New York 10017, USA in its capacity as agent and trustee for the Secured Parties (as defined below) (the "AGENT", which expression shall include any assignee thereof or successor in title thereto in relation to any of the Secured Obligations).

WHEREAS:

(A) By a credit agreement (the "CREDIT AGREEMENT") dated of even date herewith between the Chargor, the Lenders (as defined below), Nationsbank, N.A. (in its capacity as documentation agent) and the Agent, the Lenders have agreed to make available certain facilities on the terms and conditions contained in the Credit Agreement.

(B) It is a term of the Credit Agreement that the Chargor enters into this Security Deed.

NOW THIS DEED WITNESSETH as follows:

1.         DEFINITIONS AND INTERPRETATION

1.1 In this Security Deed the following words and expressions shall have the respective meanings ascribed to them:

           "BASE RATE" has the meaning ascribed to that term in the Credit Agreement;

           "BORROWER PLEDGE AGREEMENT" has the meaning ascribed to that term in the Credit Agreement;

           "BUSINESS DAY" has the meaning ascribed to that term in the Credit Agreement;

           "CHARGED PROPERTY" means the property, assets and income of the Chargor mortgaged, assigned or charged to the Agent (whether by way of legal mortgage, assignment, fixed or floating charge) by or pursuant to this Security Deed and each and every part thereof;

           "ENGLISH  SUBSIDIARY"  means any direct  Subsidiary of the Chargor that is  incorporated  in England and Wales;


           "EVENT OF DEFAULT" has the meaning ascribed to that term in the Credit Agreement;

           "ISSUERS" mean, from time to time, each of the companies listed as such in Schedule 1 at such time and "ISSUER" shall be construed accordingly;

           "LENDERS" has the meaning ascribed to that term in the Credit Agreement and "LENDER" shall be construed accordingly;

           "RECEIVER" means an administrative receiver or a receiver appointed pursuant to the provisions of this Security Deed or pursuant to any applicable law and such expression shall include, without limitation, a receiver and manager;

           "SECURED OBLIGATIONS" means the actual, contingent, present and/or future obligations and liabilities of the Chargor to the Secured Parties under or pursuant to the Credit Agreement, the Borrower Pledge Agreement, the Subsidiaries Pledge Agreement and this Security Deed;

           "SECURED PARTIES" means all and each of the Agent and the Lenders and "SECURED PARTY" shall be construed accordingly;

           "SHARES" means the shares which are from time to time listed or described in Schedule 1 at such time (or would, but for the failure of the Agent to amend Schedule 1 at the time and in the manner provided herein, have been so listed or described) together with all dividends or other distributions payable thereon and all allotments, accretions, offers, rights, bonuses, benefits and advantages whatsoever (whether by way of conversion, redemption, preference, option or otherwise) which exist, accrue, are offered or arise in respect thereof;

           "SUBSIDIARIES PLEDGE AGREEMENT" has the meaning ascribed to that term in the Credit Agreement;

           "SUBSIDIARY" has the meaning ascribed to it by section 736 of the Companies Act 1985 and "SUBSIDIARIES" shall be construed accordingly; and

           "VALUE ADDED TAX" means value added tax as provided for in the Value Added Tax Act 1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European Community to any official body or agency of the European Community, and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover tax replacing or introduced in addition to any of the same.


1.2 Clause headings are for convenience of reference only and shall not affect the construction of this Security Deed.

1.3        In this Security Deed (unless otherwise provided):


           (a) references to Clauses and Schedules are to be construed as references to the Clauses of, and Schedules to, this Security Deed, as amended or varied from time to time and references to sub-Clauses shall unless otherwise specifically stated be construed as references to the sub-Clauses of the Clause in which the reference appears;

           (b) references to this Security Deed (or to any specified provisions of this security Deed) or any other document shall be construed as references to this security Deed, that provision or that document as in force for the time being and as amended, varied, novated or supplemented from time to time in accordance with its terms or, as the case may be, with the agreement of the relevant parties;

           (c) words importing the singular shall include the plural and vice versa;

           (d) references to a person shall be construed so as to include that person's permitted assigns, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, unincorporated body of persons or any state or any agency thereof,

           (e) references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

           (f) the words "OTHER" and "OTHERWISE" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible; and

           (g) the words "INCLUDING" and "IN PARTICULAR" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words.

2.         COVENANT TO PAY

           The Chargor covenants with the Agent and the other Secured Parties that it will pay and discharge each of the Secured Obligations when due to the Agent and the other Secured Parties.


3.         CHARGES

3.1 The Chargor, with full title guarantee, hereby charges to the Agent (as agent and trustee for the Secured Parties) as continuing security for the payment of the Secured Obligations by way of first fixed charge, the Shares.

3.2 The security constituted by or pursuant to this Security Deed shall be in addition to and shall be independent of every bill, note, guarantee, mortgage, pledge or other security which the Agent may at any time hold in respect of any of the Secured

           Obligations and it is hereby declared that no prior security held by the Agent over the Charged Property or any part thereof shall merge in the security created hereby or pursuant hereto.

4.         COVENANTS BY THE CHARGOR

4.1 The Chargor hereby covenants with the Agent that during the continuance of this security the Chargor will:

           (a) deposit with the Agent (unless the Agent shall otherwise agree) only Shares which are fully paid and which it has a good right to deposit and transfer free from any option, lien, charge or encumbrance of any kind and in respect of which it shall lodge:

                     (i)      all share certificates and documents of title;

                     (ii) executed undated transfers of the Shares completed in blank or duly executed and dated transfers in favour of the Agent as agent and trustee of the Secured Parties or its nominee or agent as the Agent may direct; and

                     (iii) such other documents as the Agent may from time to time require for perfecting the title of the Secured Parties to the Shares including any bonus or rights issue (duly executed by or signed on behalf of the registered holder) or for vesting or enabling the Chargor to vest the same in the Agent or its nominees or in any purchaser to the intent that the Agent may at any time without notice present them for registration;

           (b) duly and promptly pay all calls, instalments or other payments which may be made or become due in respect of any of the Shares as and when the same from time to time become due (and if the Chargor does not do so, the Agent may make such payments on behalf of the Chargor, in which event any sums so paid shall be reimbursed on demand by the Chargor to the Agent);

           (c) comply promptly with any notice served on it under the Companies Act 1985;

           (d) not (without the prior consent in writing of the Agent or except as provided herein);

                     (i) permit any person other than the Chargor or the Agent (or its nominee or agent) to be registered as holder of the Shares or any part thereof;

                     (ii) create or purport to create or permit to subsist any mortgage, charge, lien or encumbrance (other than in favour of the Agent) on or over the Shares or any part thereof or interest therein; or

                     (iii) sell, transfer, grant any option over or otherwise dispose of the Shares or any part thereof or interest therein or attempt or agree so to do;

           (e) not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the rights of the Secured Parties in the Shares;

           (f) if as a result of its ownership of the Shares, it becomes entitled to receive, or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganisation), option or rights whether in addition to, in substitution for, as a conversion of, or in exchange for any of the Shares or otherwise in respect thereof, the Chargor shall accept the same on behalf of the Agent and the Secured Parties, hold the same in trust for the Agent and the Secured Parties and deliver the same forthwith to the Agent in the exact form received, together with an undated transfer thereof completed in blank or duly executed and dated transfer forms in favour of the Agent as agent and trustee of the Secured Parties or its nominee or agent as the Agent may direct additional security for the Secured Obligations. Any sums paid upon or in respect of the Shares upon the liquidation, winding-up or other dissolution of any of the Issuers shall be paid over to the Agent to be held by it hereunder for the rateable benefit of the Secured Parties as additional security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Shares or any property shall be distributed upon or with respect to the Shares pursuant to the recapitalisation or reclassification of the capital of any of the Issuers or pursuant to the reorganisation thereof, the property so distributed shall be delivered to the Agent to be held by it for the benefit of the Secured Parties, subject to the terms hereof, as additional security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Shares shall be received by the Chargor, the Chargor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent and the Secured Parties segregated from other funds of the Chargor, as additional security for the Secured Obligations;

           (g) not, without the prior written consent of the Agent, vote to enable, or take any other action to permit, any of the Issuers to issue any shares of the same class as the Shares or of any other class or other "equity security" (as defined in section 94 of the Companies Act 1985); and

           (h) if, at any time after the date hereof, the Chargor acquires any shares of any class in an Issuer or if any company becomes an English Subsidiary, in respect of sixty-five per cent of the shares so acquired or of the shares held by the Chargor in the English Subsidiary (as appropriate), forthwith lodge the certificates and other documents referred to in, and in accordance with, Clause 4.1(a)(i),
                     (ii) and (iii), whereupon Schedule 1 shall be amended by the Agent to include appropriate details of such shares.

4.2        The Chargor hereby further covenants and agrees with the Agent that:

           (a) the Agent and its nominees at the discretion of the Agent may exercise in the name of the Chargor or otherwise at any time whether before or after demand for payment and without any further consent or authority on the part of the Agent in respect of the Shares any voting rights and any powers or rights which may be exercisable by the person in whose name the Shares are registered or by the bearer thereof, but such powers and rights shall be exercised subject to the provisions of Clause 5,

           (b) the Chargor will, if so requested by the Agent, transfer all or any of the Shares to such nominees wheresoever situate or agents as the Agent may select and the Chargor agrees that the agent may hold all or any of such Shares in any branch of the Agent or with any correspondents or other agent whether in the United Kingdom or overseas and that all the Shares shall be held at the expense, risk and responsibility of the Chargor; and

           (c) subject to Clause 9.7, the Chargor shall provide to the Agent a copy of any report, accounts, circular or notice received in respect of or in connection with any of the Shares promptly following the receipt thereof by the Chargor.

5.         DIVIDENDS AND VOTING RIGHTS

           Unless an Event of Default is subsisting:

           (a) the voting rights, powers and other rights in respect of the Shares:

                     (i) shall (if the Shares are registered in the name of the Agent or its nominee) be exercised by it in any manner (not being inconsistent with the provisions of the Credit Agreement) which the Chargor directs in writing; or

                     (ii) in any other case, shall be exercisable by the Chargor in any manner (not being inconsistent with the Credit Agreement); and

           (b) all dividends, distributions, interest and other monies paid in respect of the Shares:

                     (i) which are received by the Agent shall be paid to the Chargor as soon as is reasonably practical; or

                     (ii) which are received by the Chargor, may be retained by the Chargor.

           If an Event of Default is subsisting, the Agent may exercise all voting rights, powers and other rights in respect of the Shares to the exclusion of the Chargor and the Agent may receive and retain all dividends, distributions, interest and other moneys paid in respect of the Shares for application in or towards the Secured Obligations (and if the Chargor receives any of such dividends, distributions, interest or other moneys, it shall hold them in trust for the Agent and forthwith pay them to the Agent).

6.         FURTHER ASSURANCE

           The Chargor shall at any time, if and when required by the Agent, execute such further legal or other charges or assignments in favour of the Agent as the Agent shall from time to time reasonably require over all or any of the Shares and all rights relating thereto both present and future (including any bonus or substituted securities) and such other transfers or documents as the Agent may from time to time reasonably require for perfecting its title to the same or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser as the Agent, acting reasonably, deems necessary or desirable to secure the Secured Obligations or to facilitate the realisation of the Shares or the exercise of the powers conferred on the Agent; such further charges or assignments to be prepared by or on behalf of the Agent at the cost of the Chargor and to contain an immediate power of sale without notice, a clause excluding section 93 and the restrictions contained in section 103 of the Law of Property Act 1925 and such other clauses for the benefit of the Secured parties as the Agent may reasonably require for the payment or discharge of the Secured Obligations. Without prejudice to the generality of the foregoing, such assignments, transfers, mortgages, charges or other documents shall be in such form as the Agent, acting reasonably, shall stipulate and may contain provisions such as are herein contained or provisions to the like effect and/or such other provisions of whatsoever kind as the Agent shall consider requisite for the improvement or perfection of the security constituted by or pursuant to this Security Deed PROVIDED THAT such assignments, transfers, mortgages, charges or other documents shall (except to the extent that the same relate to such perfection) be on the terms that are no more onerous than those contained in this Security Deed. The obligations of the Chargor under this Clause shall be in addition to and not in substitution for the covenants for further assurance deemed to be included herein by virtue of the Law of Property (Miscellaneous Provisions) Act 1994.


7.         REPRESENTATIONS AND WARRANTIES BY THE CHARGOR

           The Chargor represents and warrants to the Secured Parties and undertakes (which representation, warranty and undertaking (other than that set out in Clause 7(d)) shall be deemed to be repeated on each day that this Security Deed is subsisting) that:


           (a) the Chargor is the sole, absolute and beneficial owner of the Shares, that (save for the rights of the Secured Parties hereunder) no person save the Chargor has any right or interest of any sort whatsoever in or to the Shares and that there are no agreements or arrangements (including any restrictions on transfer or rights of pre-emption) affecting the Shares in any way or which would or might in any way fetter or otherwise prejudice the rights of the Chargor or any mortgagee of the Shares;

           (b) the Shares are duly authorised, validly issued and fully paid and there are no moneys or liabilities outstanding in respect of any of the Shares;

           (c) with respect to each Issuer the relevant number of shares described in Schedule 1 comprise (when rounded-up to the nearest whole per cent) no less and no more than sixty-five per cent of the issued share capital of each class thereof and, other than as described in Schedule 1, there exist no shares of any other class or any other equity security (as defined in section 96 of the Companies Act 1985) of any Issuer or English Subsidiary;

           (d) the Chargor has the necessary power to enter into this Security Deed;

           (e) The Chargor has the necessary power to perform its obligations under this Security Deed;

           (f) this Security Deed constitutes its legal, valid, binding and enforceable obligations and is a security over all and every part of the Charged Property effective in accordance with its terms;

           (g) this Security Deed does not and will not conflict with or result in any breach or constitute a default under any agreement, instrument or obligation to which the Chargor is a party or by which it is bound; and

           (h) all necessary authorisations and consents to enable or entitle it to enter into this Security Deed have been obtained and will remain in full force and effect at all times during the subsistence of the security constituted by this Security Deed.

8.         POWERS OF THE AGENT

8.1 At any time after the occurrence of an Event of Default which Event of Default is continuing, or if requested by the Chargor:

           (a) the Agent and any nominee of the Agent wheresoever situate may without further notice and without any of the restrictions contained in section 103 of the Law of Property Act 1925, whether or not it shall have appointed a Receiver, in respect of all or any of the Shares exercise all the powers and rights which may be exercisable by the registered holder of the Shares and all other powers conferred on mortgagees by the Law of Property Act 1925 as hereby varied or extended and all the powers and discretions conferred by this Security Deed; and

           (b) any dividends, interest or other payments which may be received or receivable by the Agent or by any nominee in respect of any of the Shares may be applied by the Agent as though they were proceeds of sale.

8.2 The restriction on the right of consolidating mortgage securities contained in section 93 of the Law of Property Act 1925 shall not apply to this Security Deed.

8.3 In exercising the power referred to in Clause 9 the Shares or any part thereof may be sold or disposed of at such times in such manner and generally on such terms and conditions and for such consideration as the Agent may think fit. Any such sale or disposition may be for cash, debentures or other obligations, shares, stock, securities or other valuable consideration and be payable immediately by instalments spread over such period as the Agent shall think fit. No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Agent to exercise any of the powers hereby conferred has arisen or not or be concerned with notice to the contrary or with the propriety of the exercise of purported exercise of such powers.

8.4 All money received by the Agent in the exercise of any powers conferred by this Security Deed shall be applied, after payment of all costs and expenses incurred in the exercise of such power and after the discharge of all liabilities having priority thereto, in or towards satisfaction of the Secured Obligations in such order as the Agent in its absolute discretion may from time to time determine.

8.5 The Agent shall not be liable to account as mortgagee in possession in respect of all or any of the Shares, save in the event of its gross negligence or wilful default, and shall not be liable for any loss upon realisation or for any neglect or default to present any interest coupon or any bond or stock drawn for repayment or for any failure to pay any call or instalment or to accept any offer or to notify the Chargor or any such matter or for any negligence or default by its nominees, correspondents or agents or for any other loss of any natures whatsoever in connection with the Shares.

8.6 The Chargor hereby agrees fully to indemnify and hold harmless the Agent and the other Secured Parties from and against all losses, actions, claims, expenses, demands and liabilities whether in contract, tort or otherwise:

           (a) in respect of calls or other payments relating to the Shares now or hereafter incurred by the Agent or any other Secured Party (or any nominee or agent of any of them) or by any officer or employee for whose liability, act or omission it may be answerable; and

           (b) occasioned by any breach by the Chargor of any of its covenants or other obligations to the Agent or any other of the Secured Parties. The Chargor shall indemnify the Agent and the other Secured Parties on demand and shall pay interest on the sums demanded from the date of demand to the date of actual payment at the Base Rate (both before and after judgment).

8.7 Save in the event of gross negligence or wilful default, neither the Agent nor any other Secured Party shall have any liability or responsibility to the Chargor for any action taken or omitted to be taken by the Agent in relation to the Shares (including any Shares which are at the time registered in the name of the Agent (or any nominee or agent for the Agent)). In particular, the Agent shall have no liability as a result of any failure to forward to the Chargor any report, circular or other communication received by the Agent in relation to any Shares or to accept or decline any offer made in respect of any Shares or to make any payment in relation to any Shares.

9.         APPOINTMENT OF RECEIVER

9.1 At any time after the occurrence of an Event of Default which Event of Default is continuing or if requested by the Chargor or after the application to the court for an administration order in relation to the Chargor under the Insolvency Act 1986, the Agent may appoint one or more persons to be a Receiver or Receivers of the Charged Property or any part thereof

9.2        Subject to section 45 of the Insolvency Act 1986, the Agent may
           (i) remove any Receiver previously appointed hereunder, and
           (ii) appoint another person or other persons as Receiver or Receivers, either in the place of a Receiver so removed or who has otherwise ceased to act or to act jointly with a Receiver or Receivers previously appointed hereunder.

9.3 If at any time and by virtue of any such appointment(s) any two or more persons shall hold office as Receivers of the same assets or income, such Receivers may act jointly and/or severally so that each one of such Receivers shall be entitled (unless the contrary shall be stated in any of the deed(s) or other instrument(s) appointing them) to exercise all the powers and discretions hereby conferred on Receivers individually and to the exclusion of the other or others of them.

9.4 Every such appointment or removal, and every delegation, appointment or removal by the Agent in the exercise of any right to delegate its powers or to remove delegates herein contained, may be made in writing under the hand of any officer of the Agent.

9.5        Every Receiver shall have:

           (a) all the powers conferred by the Law of Property Act 1925 on mortgagees in possession and receivers appointed under that Act;

           (b) all the powers specified in Schedule 1 of the Insolvency Act 1986 (whether or not such Receiver is an administrative receiver within the meaning of the said Act); and

           (c)      all the powers of the Agent hereunder.

9.6 In making any sale or other disposal of any of the Charged Property in the exercise of their respective powers, the Receiver or the Agent may accept, as and by way of consideration for such sale or other disposal, cash, shares, loan capital or other obligations, including without limitation consideration fluctuating according to or dependent upon profit or turnover and consideration the amount whereof is to be determined by a third party. Any such consideration may be receivable in a lump sum or by instalments.

9.7 All moneys received by any Receiver appointed under this Security Deed shall be applied in the following order:

           (a) in the payment of the costs, charges and expenses of and incidental to the Receiver's appointment and the payment of his remuneration;

           (b) in the payment and discharge of any outgoings paid and liabilities incurred by the Receiver in the exercise of any of the powers of the Receiver;

           (c) in providing for the matters (other than the remuneration of the Receiver) specified in the first three paragraphs of section 109(8) of the Law of Property Act 1925;

           (d) in or towards payment of any debts or claims which are required by law to be paid in preference to the Secured Obligations but only to the extent to which such debts or claims have such preference;

           (e) in or towards the satisfaction of the Secured Obligations in such order as the Agent may conclusively determine; and

           (f) any surplus shall be paid to the Chargor or other person entitled thereto.

           The provisions of this Clause 10.7 and Clause 10.9 shall take effect as and by way of variation and extension to the provisions of the said section 109(8), which provisions as so varied and extended shall be deemed incorporated herein.


9.8 Every Receiver shall be the agent of the Chargor which shall be solely responsible for his acts and defaults and for the payment of his remuneration.

9.9 Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Agent (or, failing such agreement, to be conclusively fixed by the Agent) commensurate with the work and responsibilities involved upon the basis of charging from time to time adopted in accordance with his current practice or the current practice of his firm and without being limited to the maximum rate specified in section 109(6) of the Law of Property Act 1925.

10         POWER OF ATTORNEY

10.1       The Chargor hereby irrevocably appoints the following, namely:

           (a)      the Agent;

           (b) each and every person to whom the Agent shall from time to time have delegated the exercise of the power of attorney conferred by this Clause; and

           (c) any Receiver appointed hereunder and for the time being holding office as such,

           jointly and also severally to be its attorney or attorneys and in its name and otherwise on its behalf to do all acts and things and to sign, seal, execute, deliver, perfect and do all deeds, instruments, documents, acts and things which may be necessary or desirable for carrying out any obligation imposed on the Chargor by or pursuant to this Security Deed (including but not limited to the obligations of the Chargor under Clause 6 and the statutory covenant referred to in such Clause); for carrying any sale, lease or other dealing by the Agent or such Receiver into effect; for getting in the Charged Property, and generally for enabling the Agent and the Receiver to exercise the respective powers conferred on them by or pursuant to this Security Deed or by law. The Agent shall have full power to delegate the power conferred on it by this Clause, but no such delegation shall preclude the subsequent exercise of such power by the Agent itself or preclude the Agent from making a subsequent delegation thereof to some other person; any such delegation may be revoked by the Agent at any time.

10.2 The power of attorney hereby granted is as regards the Agent, its delegates and any such Receiver (and as the Chargor hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Security Deed to secure proprietary interests in and the performance of obligations owed to the respective donees within the meaning of the Powers of Attorney Act 1971.

10.3 The Chargor agrees to ratify and confirm anything an attorney shall lawfully and properly do or purport to do under this Clause 11 and all money expended by any such attorney shall be deemed to be expenses named by the Agent under this Charge.

11.        PROTECTION OF PURCHASERS

           No purchaser or other person dealing with the Agent its delegate or any Receiver appointed hereunder shall be bound to see or inquire whether the right of the Agent or such Receiver to exercise any of its or his powers has arisen or become exercisable or be concerned with notice to the contrary, or be concerned to see whether any such delegation by the Agent shall have lapsed for any reason or been revoked.

12.        SET-OFF

12.1 The Chargor hereby agrees that the Agent or any other Secured Party may at any time without notice after demand or the occurrence of an Event of Default, which Event of Default is continuing, and notwithstanding any settlement of account or other matter whatsoever combine or consolidate all or any of the Chargor's then existing accounts (whether current, deposit, loan or of any other nature whatsoever and whether subject to notice or not whether in sterling or in any other currency including accounts in the name of the Agent or such other Secured Party) wheresoever situate and set off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of any obligations or liabilities of the Chargor to the Agent or such other Secured Party. Where such combination set-off or transfer requires the conversion of one currency into another such conversion shall be calculated at the then prevailing spot rate of exchange of the Agent for purchasing the currency in which the relevant Secured Obligation is denominated with the currency in which the deposit or other sum is denominated.

12.2 All sums payable by the Chargor under this Security Deed shall be paid without any set-off, counterclaim, withholding or deduction whatsoever unless required by law in which event the Chargor will, simultaneously with making the relevant payment under this Charge, pay to the Agent such additional amount as will result in the receipt by the Agent of the full amount which would otherwise have been receivable and will supply the Agent promptly with evidence satisfactory to the Agent that the Chargor has accounted to the relevant authority for the sum withheld or deducted.

13.        CURRENCY

13.1 All moneys received or held by the Agent or any other Secured Party under this Security Deed may after an Event of Default has occurred, and is continuing, be converted into such other currency as the Agent considers necessary or desirable to cover the Secured Obligations in the currency thereof at the then prevailing spot rate of exchange of the Agent (as conclusively determined by the Agent) for purchasing that other currency with the existing currency.

13.2 No payment to the Agent or any other Secured Party (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Chargor in respect of which it was made unless and until the Agent or such other Secured Party shall have received payment in full in the currency in which such obligation or liability was incurred and, to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability actual or contingent expressed in that currency, the Agent or such other Secured Party shall have a further separate cause of action against the Chargor and shall be entitled to enforce this Charge to recover the amount of the shortfall.

14.        COSTS

           The Chargor shall on demand and on a full indemnity basis pay to the Agent the amount of all proper costs and expenses and other liabilities (including legal and out-of-pocket expenses and any Value Added Tax on such costs and expenses) which the Agent or any other Secured Party properly incurs in connection with:

           (a) the preparation, negotiation, execution and delivery of this Security Deed;

           (b) any stamping or payment of stamp duty reserve tax or registration of this Security Deed or any transfer of the Shares pursuant hereto;

           (c) any actual or proposed amendment or waiver or consent under or in connection with this Security Deed;

           (d)      any discharge or release of this Security Deed;

           (e) the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with and the enforcement (or attempted enforcement) or this Security Deed; or

           (f) dealing with or obtaining advice about any other matter or question arising out of or in connection with the exercise of any rights under Clause 6,

           together with any interest thereon at the Base Rate from the date of demand (or if earlier the date or payment by the Agent or such other Secured Party) until the date of payment by the Chargor whether before or after judgment.

15.        APPLICATION

           The Chargor shall have no rights in respect of the application by the Agent of any sums received, recovered or realised by the Agent under this Security Deed.

16.        NOTICES

16.1 Without prejudice to any other method of service of notices and communications provided by law, a demand or notice under this Security Deed shall be in writing signed by an officer or agent of the Agent and may be served on the Chargor by hand, by post, by facsimile transmission. Any such notice or communication shall be sent to the address or number of the Chargor as set out below:

                     Address:       Armor Holdings, Inc.,
                                    13386 International Parkway
                                    Jacksonville, Florida 13386
                                    USA

                     Attention:     Rob Schiller

                     Fax:           (904) 741-5403

16.2 Any notice or other communication given by the Agent shall be deemed to have been received:

          (a) if sent by fax with a confirmed receipt of transmission from the receiving machine, on the day on which it was transmitted;

          (b) in the case of a written notice given by hand, on the day of the actual delivery; and

          (c) if posted, on the third Business Day following the day on which it was despatched by certified mail return receipt requested,

          provided that a notice given in accordance with (a) or (b) above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall only be deemed to have been received on the next Business Day.

16.3 Any notice given to the Agent shall be deemed to have been given only on actual receipt.

17.       CONTINUING SECURITY, NEW ACCOUNTS AND NON-MERGER

17.1 The security constituted by this Security Deed shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations or any matter or other thing whatsoever and shall be binding until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Agent and the Secured Parties have ceased to have any obligation whether actual or contingent to make any credit or accommodation available to the Chargor.

17.2 If the Agent or any other Secured Party receives notice (whether actual or otherwise) of any subsequent mortgage or charge affecting all or any part of the Shares, the Agent may open a new account or accounts with the Chargor and, if it does not open a new account, it shall nevertheless be treated as if it had done so at the time when the Agent or the other Secured Party received or was deemed to have received notice and as from that time shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount secured by this Charge at the time when the Agent or the other Secured Party received or was deemed to have received such notice.

17.3 This Security Deed is in addition to and shall not merge with or otherwise prejudice or affect any banker's lien, right to combine and consolidate accounts, right or set-off or any other contractual or other right or remedy or any guarantee, lien, pledge, bill, note, mortgage or other security now or hereafter held by or available to the Secured Parties.

18.       RELEASE AND DISCHARGE OF SECURITY

18.1 Upon the irrevocable and unconditional payment or discharge in full of the Secured Obligations, the Agent will or will procure that its nominees or agents will (as the case may be) at the request and cost of the Chargor release the Charged Property from the security created hereunder.

18.2 Upon any release of the Shares neither the Agent nor any of the other Secured Parties nor their nominees or agents (as the case may be) shall be bound to release or transfer to the Chargor the identical stock, shares or securities which were deposited with or transferred to it or them and the Chargor shall accept shares and securities of the same class and denomination or such other securities as then represent the Shares.

19.       ASSIGNMENT

19.1 The Secured Parties may assign or otherwise transfer the whole or any part of the benefit of this Security Deed to any person to whom all or any part of its rights, benefits and obligations under the Credit Agreement are assigned or transferred in accordance with the provisions of the Credit Agreement and the expression "the Secured Parties" wherever used herein shall be deemed to include the assignees and other successors, whether immediate or derivative, of any Secured Party, who shall be entitled to enforce and proceed upon this Security Deed in the same manner as if named herein. The Secured Parties shall be entitled to disclose any information concerning the Chargor to any such assignee or other successor or any participant or proposed assignee, successor or participant.

19.2 The Agent on behalf of itself and each Secured Party agrees, for the benefit of the Chargor, that save as required by law or by order of any court or governmental authority having jurisdiction thereover and/or where the party to whom the disclosure is made is made aware of the confidential nature thereof and agrees in writing to be bound by the terms of this Clause 19.2, no Secured Party shall disclose any non-public information that is designated by the Chargor in writing as confidential and is provided to it by the Chargor pursuant to this Security Deed.

20.       MISCELLANEOUS

20.1 The rights, powers and remedies provided in this Security Deed are cumulative and to the extent that such exercise is lawful may be exercised from time to time and as often as the Agent deems expedient and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise.

20.2 No failure on the part of the Agent to exercise, or delay on its part in exercising, any of its respective rights, powers and remedies provided by this Security Deed or by law (collectively the "Rights") shall operate as a waiver thereof, nor shall any single or partial waiver of any of the Rights preclude any further or other exercise of any of the Rights concerned or the exercise of any other of the Rights.

20.3 The Chargor hereby agrees to indemnify the Secured Parties and any Receiver against all losses, actions, claims, costs, charges, expenses and liabilities incurred by the Secured Parties and by any Receiver (including any substitute delegate attorney as aforesaid) in relation to this Security Deed or the Secured Obligations (including, without limitation, the costs, charges and expenses incurred in the carrying of this Security Deed into effect or in the exercise of any of the rights, remedies and powers conferred hereby or in the perfection or enforcement of the security constituted hereby or pursuant hereto or in the perfection or enforcement of any other security for or guarantee in respect of the Secured Obligations) or occasioned by any breach by the Chargor of any of its covenants or obligations under this Security Deed. The Chargor shall so indemnify the Secured Parties and any Receiver on demand and shall pay interest on the sum demanded at the Base Rate from the date on which the same was demanded by the Agent or any Receiver, as the case may be, and any sum so demanded together with any interest, shall be a charge upon the Charged Property in addition to the moneys hereby secured.

21.       PROVISIONS SEVERABLE

          Every provision contained in this Security Deed shall be severable and distinct from every other such provision and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining such provisions shall not in any way be affected thereby.

22.       THE AGENT'S DISCRETION AND ENFORCEMENT COSTS

22.1 Any liberty or power which may be exercised or any determination which may be made hereunder by the Agent hereunder may be exercised or made in the absolute and unfettered discretion of the Agent which shall not be under any obligation to give reasons therefor.

22.2 The Chargor hereby covenants and agrees that it will, on demand, pay to the Agent such amounts as the Agent may from time to time require to compensate the Agent for its internal management and administrative costs and expenses properly incurred in connection with the enforcement of this Security Deed and the recovery of the Secured Obligations.

22.3 A statement, certificate or determination of the Agent as to the amount of the Secured Obligations or (without limitation) any other matter provided for in this Security Deed shall (save in the case of manifest error) be conclusive and binding upon the Chargor for all purposes.

23.       AMENDMENTS

          No amendments or waiver of any provision of this Security Deed and no consent to any departure by the Chargor therefrom shall in any event be effective unless the same shall be in writing and signed or approved in writing by the Agent and then such waiver or consent shall be effective only in the specific instance, for the specific purpose and upon the terms and conditions for which it was given.

24.       LAW AND JURISDICTION

24.1 This Security Deed is governed by and shall be construed in accordance with English law.

24.2 The Chargor irrevocably agrees for the exclusive benefit of the Secured Parties that the courts of England and of New York State shall each have the non-exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of or in connection with this Security Deed and for such purposes irrevocably submits to the jurisdiction of such courts.

24.3 Nothing contained in this Clause shall limit the right of the Agent or other Secured Party to take proceedings against the Chargor in any other court of competent jurisdiction nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not (unless precluded by applicable law).

24.4 The Chargor irrevocably waives any objection which it may have now or in the future to the courts of England or of the State of New York being nominated for the purpose of this Clause on the ground of venue of otherwise and agrees not to claim that any such court is not a convenient or appropriate forum.

24.5 The Chargor authorises and appoints Armor Holdings Limited (the "PROCESS AGENT"), a company incorporated in England and Wales with registered number 3302926 and having its registered office at 5th Floor, Egginton House, 25-28 Buckingham Gate, London SW1A 6LD to accept service of all legal process arising out of or connected with this Security Deed and service on such person (or substitute) shall be deemed to be service on the Chargor. The Chargor shall procure that on or before the fifth Business Day following the date hereof the Process Agent shall deliver a notice to the Agent accepting such appointment in the form set out in Schedule 2. The Chargor shall not revoke any such authority or appointment and shall at all times maintain an agent for service of process in England and if any such agent ceases for any reason to be an agent for this purpose shall forthwith appoint another agent and advise the Agent accordingly.

IN WITNESS whereof the Chargor has executed this Security Deed as a deed with the intention that it be delivered on the day and year first before written





SIGNED AND DELIVERED AS A DEED by                 )

---------------------------------------------
ARMOR HOLDINGS, INC.,                             )
a company incorporated in Delaware by             )

---------------------------------------------
                                                  )
being person(s) who, in accordance with           )
the laws of that state is or are acting under     )
the authority of ARMOR HOLDINGS, INC.,





SIGNED for and on behalf of                       )

---------------------------------------------
CANADIAN IMPERIAL BANK OF                         )
COMMERCE                                          )

                                   SCHEDULE 1

                              DESCRIPTION OF SHARES

ISSUER                          CLASS        CERTIFICATE NO(S)        NO. OF SHARES
Armor Holdings Limited         Ordinary            -3-                  7,305,702







                                   SCHEDULE 2

                         FORM OF NOTICE OF ACCEPTANCE OF
                          APPOINTMENT AS PROCESS AGENT

12 February 1999


                  [On Armor Holdings Limited headed notepaper]


To:      Canadian Imperial Bank of Commerce
         425 Lexington Avenue
         New York
         New York 10017
         USA


RE: ACCEPTANCE OF SERVICE OF LEGAL SERVICE ON BEHALF OF ARMOR HOLDINGS, INC
---------------------------------------------------------------------------

We, Armor Holdings Limited whose registered office is at 5th Floor, Egginton House, 25-28 Buckingham Gate, London SW1A 6LD, hereby give notice that we are authorised to accept service of all legal process on Armor Holdings, Inc. arising out of or in connection with a security deed dated as of 12 February 1999, between Armor Holdings, Inc. and Canadian Imperial Bank of Commerce, and service of such legal process at our registered office specified above shall be deemed to be service on Armor Holdings, Inc.


SIGNED for and on behalf of
ARMOR HOLDINGS LIMITED
by





[Director][Secretary]